July 28, 2015 Neiman Funds 6631 Main Street Williamsville, NY 14221 Re: Neiman Funds, File Nos. 333-102844 and 811-21290 Ladies and Gentlemen:

A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 21 to the Neiman Funds Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 30 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours, /s/ THOMPSON HINE LLP THOMPSON HINE LLP